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                                                                   EXHIBIT 10.21

                     CONTRACT FOR PURCHASE AND SALES # 35/06

CITY OF MOSCOW                                                   JUNE 13, 2000

Open joint-stock company OOO "LAKSTI", represented by its Director General D.A.Lapitsky, acting on the basis of the company's Charter, hereinafter referred to as "the Seller", and close joint-stock company ZAO "OXIRIS", hereinafter referred to as "the Buyer", represented by V.A.Dolgov, acting on the basis of the Charter, entered into the present contract on the following:

                          1. SUBJECT OF THE AGREEMENT
1.1. The Seller shall hand over, and the Buyer shall pay for the Goods (computer software) as per the Seller's price list and on the conditions of the present Contract.
1.2. The Goods shall be surrendered on the basis of an oral or written order of the Buyer. Quantity and assortment of the Goods shall be indicated in waybills enclosed with each shipment.

                             2. PRICE OF THE GOODS
2.1. Price of the Goods shall be established in rubles and determined according to the Sellers price list.
2.2. Price of the Goods shall be indicated in the invoices and waybills enclosed with each shipment.
2.3. Price of the Goods includes the cost of the Goods and the cost of the packing.
2.4. Price change is admitted within the validity term of the Contract. When taking a decision to introduce changes in the price list, the Seller shall give the other Party a written notification at least 5 (five) days after the actual price change.
2.5. Retail prices of the Goods are determined by the Buyer. The retail price shall not differ more than 10 % from the recommended retail price indicated in the Seller's Price-list.

                    3. RIGHTS AND OBLIGATIONS OF THE PARTIES
3.1. Rights and obligations of the Seller:
       3.1.1. The Seller undertakes to deliver to the Buyer Goods of proper quality, conforming to certificates, other technical documentation, and to the sanitary regulations, subject to availability of the Goods at the Seller's warehouse, against an order made up by the Buyer within 24 hours of the receipt of the order.
       3.1.2. The Goods shall be delivered in the original packing, complete with accessories, with an appropriate identification stamp. The Buyer has no right to modify, replace or disassemble the delivered products and/or the documentation.
       3.1.3. The Seller is obliged to replace inferior Goods within 5 (five) days of receipt of the Buyer's notice of such Goods. Inferior Goods are Goods with visible or latent defects; Goods returned by third parties on account of defects which appeared through the Seller's fault and were not specified by him at the surrender of the Goods;
           and Goods the content of which fails to meet the requirements of the current legislation.
       3.1.4. In case the Goods are not in stock at the Seller's warehouse, the Seller is obliged to notify the Buyer of a possible delivery date within 24 hours.
       3.1.5. The Seller shall make out the shipping documents.
       3.1.6. The Seller shall guarantee the quality of the Goods within the guarantee of the manufacturer.
       3.1.7. The Seller warrants that the Goods delivered under this Contract are distributed legally, and that the intellectual property rights of third parties are not violated.
       3.1.8. The Seller shall provide the Buyer with complete information about the Goods in electronic or printed form, as per the Seller's price-list.
       3.1.9. The Seller shall update the Buyer on all changes and news in respect to the released editions and editions in print.
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       3.1.10. The Seller shall provide a technical and informational support to the users who purchased the product from the Buyer on the general conditions of the software manufacturers regarding the support of software products.


       3.1.11. The Parties can agree on other ways of obtaining information.


3.2. Rights and obligations of the Buyer:
       3.2.1. The Buyer is obliged to accept Goods on conditions EXW Moscow warehouse of the Seller.
       3.2.2 During the acceptance of the Goods the Buyer shall check their quantity and assortment, make out and sign appropriate documents, and inform the Seller of the defects detected during the acceptance of the Goods. The Buyer has a right to refuse acceptance of the Goods in case their assortment or quantity does not correspond to that stated in the application.


                  4. PRICE OF THE GOODS AND PAYMENT CONDITIONS
4.1. Price of a batch of Goods is established in rubles and is calculated as a number of units of the Goods multiplied by their price in accordance with
    Article 2.1;
4.2. Date of payment shall be the date when funds enter the Seller's account.
4.3. The Buyer shall pay for the Goods by remitting a 50% advance payment to the Seller's account in accordance with the application and the invoice, the remaining amount shall be remitted within 5 (five) days of the delivery of the Gooods.
4.4. The Parties can agree to effect cash payments in accordance with the legislation of the Russian Federation.

                          5. LIABILITY OF THE PARTIES
5.1. In case of non-fulfillment by one of the Parties of any provision of the present Contract, dispute shall be settled by way of negotiations. If the parties fail to come to an agreement, the case shall be referred to the Moscow Arbitration Court.

           6. TERM OF THE CONTRACT AND PROCEDURE FOR ITS TERMINATION
6.1. This Contract shall come into force upon being signed by the authorized persons of the Parties.
6.2. The term of the present Contract shall be fixed at one calendar year. The Contract shall be prolonged automatically for the next term unless one of the Parties has given the other Party a month's written notice of its termination or revision of the Contract.
6.3. The Contract can be terminated upon the request of one of the Parties subject to the condition that the other Party is given a written notice at least one month prior to the termination of the Contract.

                                7. FORCE-MAJEURE
7.1. In case of force-majeure circumstances brought about (directly or indirectly) by such events as flood, fire, earthquake, epidemic, military conflicts, acts of terrorism, civil unrest, strikes, directions, decrees and other administrative interference of the government or other decrees, restrictions imposed by the administration or the government, which influence the fulfillment of the obligations under the Contract, or other circumstances beyond reasonable control of the Parties, fulfillment of these obligations is postponed for the period of duration of these circumstances, if they significantly affect the timely performance of the whole Contract or a certain part of it due to be performed after the beginning of force-majeure circumstances. The Parties are to give each other an immediate written notification of the beginning and completion of the force-majeure circumstances hindering the fulfillment of the obligations under the Contract. The Party referring to force-majeure circumstances must provide a certificate of the competent state body.
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                                8. MISCELLANEOUS
8.1. This Contract can be changed and supplemented by a written agreement of the Parties, signed by the authorized representatives of the Parties.
8.2. The Parties shall keep the terms of the present Contract and any information in respect to the other Party's business under the Contract strictly confidential and shall not make any public statements concerning these conditions without obtaining a written consent of the other Party.
8.3. The present Contract, including its Supplements, shall replace any other preliminary agreements, written or oral settlements pertaining to the subject of the Contract.
8.4. Within two working days of signing this Contract the Parties shall delegate their senior employees (one from each side) to organize a system of data exchange between the Seller and the Buyer.
8.5. Within two weeks of signing this Contract the working groups of the Parties under supervision of the senior employees shall agree upon every detail of the technical cooperation concerning the exchange of information about the Goods and prepare a Protocol describing the procedure of information exchange and update, which shall be approved by the authorized representatives of both Parties and shall be an inseparable part of this Contract.

                  9. ADDRESSES AND BANK DETAILS OF THE PARTIES

           THE SELLER                                                         THE BUYER
Full name                                                     Full name
of the company: OOO "LAKSTI"                                  of the company: ZAO "OXIRIS"
Legal address : 113452, Moscow,                               Legal address : 117802 Moscow
17 Chernomorskiy boulevard, bldg 1                            Nauchnyi proezd 12
Telephone : (095) 147-55-08                                   Telephone : (095) 334-4411
Fax : 932-61-78                                               Fax : 937-5060
E-mail: zakaz@nd.ru                                           E-mail: oxiris@oxiris.net
WWW-server : www.nd.ru                                        WWW-server : www.oxiris.com
Name of the bank: Bank "Russkiye Finansovyie Traditsiyi"      Name of the bank: Stock commercial bank
                                                              "Evrozapsibbank"
Account : 40702810100000000800                                Account : 40702810700030000049
Bank identification code: 044583472                           Bank identification code: 044585726
Correspondent                                                 Correspondent account : 30101810800000000472
        account : 30101810000000000726
TIN             : 7727172848                                  TIN             : 7706200205
All-Russian industry classification code: 71100, 71200        All-Russian industry classification code: 71100, 71200
All-Russian enterprise and organization code: 51290353        All-Russian enterprise and organization code: 51260913



           OOO "LAKSTI"                                       ZAO "OXIRIS"

                                /D.A.Lapitsky/                                                          /V.A.Dolgov/
-------------------------------                                         --------------------------------------------
Director General                                              Director General
April 17, 2000                                                April 17, 2000